DONALD L. ABRECHT
   Certified Public Accountant
   ............................................................................
                                                          102 North Main Street

                                                                  P.O. Box 156

                                              Woodsboro ,MD 21798 301-845-2312
                                                        Phone 301-845-4672 Fax

                                                              dlacpa@erols.com

   September 24, 2003



   U.S. Securities and Exchange Commission
   Division of Corporation Finance
   450 Fifth St. N.W.
   Washington  DC  20549



   Re: Crown Medical Systems, Inc. - Form S-4 Current Report


   Dear Sirs:



   As Certified Public Accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-4 Current Report Statement dated September 24, 2003, of the following:



   o Our report to the Stockholders and Board of Directors of Crown Medical Systems, Inc., dated September 24, 2003 on the balance sheets of Crown Medical Systems, Inc. as at August 31, 2003 and the statements of operations, stockholders' equity and cash flows for the periods ended August 31, 2003, and December 31, 2002, for the periods January 1, 2003 to August 31, 2003 and from January 1, 2002 to December 31, 2002.





   Yours truly,





   /s/ " Donald L. Abrecht "

   -------------------

LABONTE & CO.

Chartered Accountants



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